SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

NORMAN CAY DEVELOPMENT, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167284	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4472 Winding Lane Stevensville, MI 49127 (Address of principal executive offices) Phone: (269) 429-7002 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORMAN CAY DEVELOPMENT, INC.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2012, Norman Cay Development, Inc., a Nevada corporation (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with CMB Investments Ltd. (“CMB”) and Ralph Shearing (“Mr. Shearing”), pursuant to which CMB shall provide corporate development and technical consulting and advisory services to the Company through Mr. Shearing for a term of twelve (12) months which shall be automatically renewed for successive twelve (12) month terms.  In exchange for these services, the Company shall pay to CMB a monthly fee of $3,500 and shall issue an aggregate of 500,000 shares of the Company’s restricted common stock to CMB according to the following schedule:

(a)

100,000 shares as of the date of the Consulting Agreement;

(b)

100,000 shares 30 days after the date of the Consulting Agreement;

(c)

100,000 shares 60 days after the date of the Consulting Agreement;

(d)

100,000 shares 90 days after the date of the Consulting Agreement; and

(e)

100,000 shares 120 days after the date of the Consulting Agreement.

The foregoing summary description of the terms of the Consulting Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of this agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 13, 2012, Ralph Shearing was appointed as a Director and Geological Consultant of the Company.  Mr. Shearing shall serve as a Director until the next annual meeting of the shareholders and/or until his successor is duly appointed.  He shall serve as Geological Consultant pursuant to the terms of the Consulting Agreement.

The biography of Mr. Shearing is set forth below:

RALPH SHEARING. Mr. Shearing is a professional geologist with extensive experience throughout North America and internationally.  He is a graduate of the University of British Columbia, earning a B.Sc. Geology degree.  Since graduating in 1981, he has been directly involved in several world class exploration and development projects and has gained hands-on experience in all aspects of mineral exploration, including geophysics, geochemistry, geology, and diamond core drilling.  In 1986, Mr. Shearing founded and is currently the CEO and President of Soho Resources Corp., a TSX Venture Exchange listed mining company developing the Tahuehueto Project, a gold and silver deposit in Mexico.  The Company appointed Mr. Shearing as a Director and Geological Consultant on account of his 25 years of active involvement with the management and directing of publicly traded companies, combined with his practical mining experience, which have given him unique insight into the industry and allowed him to develop a well-rounded business approach for junior resource companies.

Family Relationships

Mr. Shearing has no family relationships with any other officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD DISCLOSURE

On February 10, 2012, the Company issued a Press Release announcing the appointment of Mr. Ralph Shearing as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement by and among the Company, CMB Investments Ltd. and Ralph Shearing dated February 9, 2012
99.1	Press release dated February 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORMAN CAY DEVELOPMENT, INC.

Date: February 13, 2012	By: /s/ Shelley Guidarelli
Shelley Guidarelli
President

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